AMERICAN GENERAL LIFE                   CALIFORNIA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this Contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this Contract.

All payments and values provided by this Contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See the "Separate Account" and "Variable Annuity Payments" provisions in this Contract.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING -- NOT ELIGIBLE FOR DIVIDENDS.

                                  IMPORTANT

YOU HAVE PURCHASED A VARIABLE ANNUITY CONTRACT. CAREFULLY REVIEW IT FOR LIMITATIONS.

THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS* FROM THE DATE YOU RECEIVED IT FOR A FULL REFUND EITHER BY RETURNING IT TO THE AGENT OR THE INSURANCE COMPANY. THE AMOUNT OF REFUND WILL BE THE SUM OF YOUR ACCOUNT VALUE AT THE END OF THE VALUATION PERIOD IN WHICH YOUR REQUEST IS RECEIVED, PLUS ANY PREMIUM TAXES AND ANNUAL MAINTENANCE CHARGES THAT HAVE BEEN DEDUCTED. AFTER 10 DAYS*, CANCELLATION MAY RESULT IN A SUBSTANTIAL PENALTY, KNOWN AS A SURRENDER CHARGE.

*30 DAYS IF YOU WERE AGE 60 OR ABOVE ON THE DATE OF ISSUE.

A surrender charge as shown on page 14 may be applied to the amount of any Purchase Payment withdrawn during the first seven years after it was first credited.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                         Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--5

                            AMERICAN GENERAL LIFE                        IDAHO
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this Contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this Contract.

All payments and values provided by this Contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See the "Separate Account" and "Variable Annuity Payments" provisions in this Contract.

CANCELLATION RIGHT. You may return this Contract for cancellation to us or to the sales representative through whom it was purchased, within 20 days after delivery. Upon surrender of this Contract within the 20 day period, we will refund the sum of your Account Value at the end of the Valuation Period in which your request is received, plus any premium taxes and Annual Contract Fee that have been deducted.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING -- NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                         Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--35

                            AMERICAN GENERAL LIFE                       KANSAS
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

CANCELLATION RIGHT. You may return this contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this contract within the 10 day period, we will refund all purchase payments received by the Company.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                          Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--A

                                                                 MASSACHUSETTS

                         When required by law, we will obtain your approval of
                         changes   and  we  will   gain   approval   from  any
                         appropriate regulatory authority.

Changing the Terms       Any change in your  Contract  must be approved by one
of Your Contract         of our  officers.  No agent has the authority to make
                         any changes or waive any of the terms of your Contract.

Termination              This Contract will remain in force until  surrendered
                         for its full value, or all annuity payments have been made, or the death proceeds have been paid, except as follows:

                         If the Owner's Account Value is less than $500, We may cancel this Contract upon 60 days' notice to the Owner. Such cancellation would be considered a full surrender of this Contract.

                         If the Owner's Account Value in any Division falls below $500, we reserve the right to transfer the remaining balance, without charge, to the Money Market Division.

                              PURCHASE PAYMENTS

Minimum Payments         The minimum amounts  acceptable as Purchase  Payments
                         are shown on Page 3.

Allocation of            The initial  allocation for Net Purchase  Payments is
Purchase Payments        shown on Page 3 of this  Contract  and will remain in
                         effect   until   changed  by  Written   notice.   The
                         percentage   allocation   for  future  Net   Purchase
                         Payments may be changed at any time by Written notice.

                         Changes in the allocation will be effective on the date we receive the Owner's notice. The allocation may be 100% to any available Division or Guarantee Period, or may be divided among these options in whole percentage points totaling 100%.

                         The initial Purchase Payment will be credited to the Owner's Account not more than two Valuation Periods after we receive it, together with all other required documentation, in good order at the office designated by the Company for the processing of initial Purchase Payments. Subsequent Purchase Payments will be credited as of the end of the Valuation Period in which they are so received. We reserve the right to limit the total number of Fixed Account Guarantee Periods and Separate Account Divisions that may be chosen during the life of the Contract.

Premium Taxes            When  applicable,  we will  deduct an amount to cover
                         premium taxes. Such deduction will be made:

                         (1) From Purchase Payment(s) when received; or

                         (2) From  the  Account  Value  at  the  time  annuity
                             payments are to commence; or

                         (3) From the amount of any partial withdrawal; or

                         (4) From  proceeds  payable upon  termination  of the
                             Contract for any other reason, including death of the Annuitant or Owner, or surrender of the Contract.

95020--21

                                                                 MASSACHUSETTS

                         Third Option - Joint and Last Survivor Life Annuity - An annuity payable monthly during the joint lifetime of the Annuitant, and a secondary Annuitant, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

                         Fourth Option - Payments for a Designated Period - An amount payable monthly for the number of years selected which may be from 5 to 40 years. If this option is selected on a variable basis, the number of years may not exceed the life expectancy of the Annuitant or other properly-designated Payee.

                         Fifth Option - Payments of a Specific Dollar Amount - The amount due may be paid in equal monthly installments of a designated dollar amount (not less than $125 nor more than $200 per annum per $1,000 of the original amount due) until the remaining balance is less than the amount of one installment. Payments under this option are available on a fixed basis only. To determine the remaining balance at the end of any month, such balance at the end of the previous month is decreased by the amount of any installment paid during the month and the result will be accumulated at an interest rate not less than 3.5% compounded annually. If the remaining balance at any time is less than the amount of one installment, such balance will be paid and will be the final payment under the option.

                         In lieu of monthly payments, payments may be elected on a quarterly, semi-annual or annual basis, in which cases the amount of each annuity payment will be determined on a basis consistent with that described in this Contract for monthly payments.

                         No election of any Annuity Option may be made in the case where a Fixed or Variable Annuity is elected, unless a minimum initial annuity payment of $100 will be provided. No election of any Annuity Option may be made in the case where a combination of a Fixed and a Variable Annuity is elected, unless a minimum initial annuity payment of $50 on each basis will be provided. If the initial annuity payment does not meet the minimum amount required for the Annuity Option elected, the Company will provide a less frequent payment schedule. If the Annuity Value is less than $2,000 or payments on a monthly basis would be less than $20.00, the Company will make a lump-sum payment of the Account Value (less any Surrender Charge, uncollected annual Maintenance Charge and applicable premium tax) as of the date of this determination to the Annuitant or other properly-designated Payee.

                         If the age or sex of the Annuitant has been misstated to us, any amount payable will be that which would have been payable had the misstatement not occurred. We will deduct any overpayment from the next payment or payments due and add any underpayments to the next payment due. Interest at an effective annual rate of 3.5% will be added to any such adjustment.

Annuity Tables           The tables that follow show the dollar  amount of the
                         first monthly payment for each $1,000 applied under the options. Under the First or Second Options, the amount of each payment will depend upon the sex of the Annuitant and the Annuitant's adjusted age at the time the

95020--44

                                                                 MASSACHUSETTS

           TABLE OF MINIMUM GUARANTEED ANNUITY AND SURRENDER VALUES
                            FOR THE FIXED ACCOUNT
              ASSUMING AN INITIAL PURCHASE PAYMENT OF $2,000.00
                        ALLOCATED TO THE FIXED ACCOUNT

END OF     ANNUITY     SURRENDER      SURRENDER
 YEAR       VALUE       CHARGE           VALUE
-------  ---------     ---------      ------------
   1     $2,030.00      $108.00        $1,922.00
   2      2,060.90       108.00         1,952.90
   3      2,092.73        90.00         2,002.73
   4      2,125.51        90.00         2,035.51
   5      2,159.28        72.00         2,087.28

   6      2,194.06        54.00         2,140.06
   7      2,229.88        36.00         2,193.88
   8      2,266.78         0.00         2,266.78
   9      2,304.78         0.00         2,304.78
  10      2,343.92         0.00         2,343.92

  11      2,384.24         0.00         2,384.24
  12      2,425.77         0.00         2,425.77
  13      2,468.54         0.00         2,468.54
  14      2,512.60         0.00         2,512.60
  15      2,557.98         0.00         2,557.98

  16      2,604.72         0.00         2,604.72
  17      2,652.86         0.00         2,652.86
  18      2,702.45         0.00         2,702.45
  19      2,753.52         0.00         2,753.52
  20      2,806.13         0.00         2,806.13

  21      2,860.31         0.00         2,860.31
  22      2,916.12         0.00         2,916.12
  23      2,973.60         0.00         2,973.60
  24      3,032.81         0.00         3,032.81
  25      3,093.79         0.00         3,093.79

  26      3,156.60         0.00         3,156.60
  27      3,221.30         0.00         3,221.30
  28      3,287.94         0.00         3,287.94
  29      3,356.58         0.00         3,356.58
  30      3,427.28         0.00         3,427.28

  31      3,500.10         0.00         3,500.10
  32      3,575.10         0.00         3,575.10
  33      3,652.35         0.00         3,652.35
  34      3,731.92         0.00         3,731.92
  35      3,813.88         0.00         3,813.88

  36      3,898.30         0.00         3,898.30
  37      3,985.25         0.00         3,985.25
  38      4,074.81         0.00         4,074.81
  39      4,167.05         0.00         4,167.05
  40      4,262.06         0.00         4,262.06

  41      4,359.92         0.00         4,359.92
  42      4,460.72         0.00         4,460.72
  43      4,564.54         0.00         4,564.54
  44      4,671.48         0.00         4,671.48
  45      4,781.62         0.00         4,781.62

The values shown above were calculated assuming the guaranteed interest rate of 3.0% will be applied to the amount allocated to the fixed account.

95020

                                                                 MASSACHUSETTS

           TABLE OF MINIMUM GUARANTEED ANNUITY AND SURRENDER VALUES
                            FOR THE FIXED ACCOUNT
              ASSUMING AN INITIAL PURCHASE PAYMENT OF $2,000.00
                        ALLOCATED TO THE FIXED ACCOUNT

END OF   ANNUITY        SURRENDER    SURRENDER
 YEAR     VALUE         CHARGE         VALUE
-------  ---------     ---------      ------------

  46      4,895.07       0.00           4,895.07
  47      5,011.92       0.00           5,011.92
  48      5,132.28       0.00           5,132.28
  49      5,256.25       0.00           5,256.25
  50      5,383.94       0.00           5,383.94

  51      5,515.46       0.00           5,515.46
  52      5,650.92       0.00           5,650.92
  53      5,790.45       0.00           5,790.45
  54      5,934.16       0.00           5,934.16
  55      6,082.18       0.00           6,082.18

  56      6,234.65       0.00           6,234.65
  57      6,391.69       0.00           6,391.69
  58      6,553.44       0.00           6,553.44
  59      6,720.04       0.00           6,720.04
  60      6,891.64       0.00           6,891.64

The values shown above were calculated assuming the guaranteed interest rate of 3.0% will be applied to the amount allocated to the fixed account.

95020

                            AMERICAN GENERAL LIFE                    MINNESOTA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this Contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this Contract.

All payments and values provided by this Contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See the "Separate Account" and "Variable Annuity Payments" provisions in this Contract.

RIGHT TO CANCEL -- You may cancel this contract by delivering or mailing a written notice or sending a telegram to the Company at 2727--A Allen Parkway, Houston, Texas 77019, and by returning the contract before midnight of the tenth day after the date you receive the contract. Notice given by mail and return of the contract by mail are effective on being postmarked, properly addressed and postage prepaid. The Insurer must return all payments made for this contract within ten days after it receives notice of cancellation and the returned contract.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING -- NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                         Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--24

                            AMERICAN GENERAL LIFE               NORTH CAROLINA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

CANCELLATION RIGHT. You may return this contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this contract within the 10 day period, we will refund all purchase payments received by the Company.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                          Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--A

                            AMERICAN GENERAL LIFE                NORTH DAKOTA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this Contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this Contract.

All payments and values provided by this Contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See the "Separate Account" and "Variable Annuity Payments" provisions in this Contract.

CANCELLATION RIGHT. You may return this Contract for cancellation to us or to the sales representative through whom it was purchased, within 20 days after delivery. Upon surrender of this Contract within the 20 day period, we will refund the sum of your Account Value at the end of the Valuation Period in which your request is received, plus any premium taxes and Annual Contract Fee that have been deducted.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING -- NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                         Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--35

                            AMERICAN GENERAL LIFE                     OKLAHOMA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this Contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this Contract.

All payments and values provided by this Contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See the "Separate Account" and "Variable Annuity Payments" provisions in this Contract.

CANCELLATION RIGHT. You may return this Contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this Contract within the 10 day period, we will refund the sum of your Account Value at the end of the Valuation Period in which your request is received, plus any premium taxes and Annual Contract Fee that have been deducted. If refund is not made within 30 days after the policy is returned to us, the amount refunded will include interest.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING -- NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                          Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--37

                                    INDEX                         PENNSYLVANIA

                                                                  Page

Account Value . . . . . . . . . . . . . . . . . . . . . . . . .    4

Allocation of Purchase Payments . . . . . . . . . . . . . . . .    7

Annuity Options . . . . . . . . . . . . . . . . . . . . . . . .   19

Annuity Tables  . . . . . . . . . . . . . . . . . . . . . . . .   22

Annuity Units . . . . . . . . . . . . . . . . . . . . . . . . .   19

Automatic Rebalancing . . . . . . . . . . . . . . . . . . . . .   12

Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . .    8

Change of Investment Advisor or

   Investment Policy  . . . . . . . . . . . . . . . . . . . . .    6

Contingent Annuitant  . . . . . . . . . . . . . . . . . . . . .    4

Contract Fee  . . . . . . . . . . . . . . . . . . . . . . . . .   15

Death Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .   16

Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .    4

Division Accumulation Units . . . . . . . . . . . . . . . . . .   11

Divisions . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

Fixed Account Value . . . . . . . . . . . . . . . . . . . . . .    9

General Provisions. . . . . . . . . . . . . . . . . . . . . . .    6

Guaranteed Interest Rates . . . . . . . . . . . . . . . . . . .   10

Guarantee Periods . . . . . . . . . . . . . . . . . . . . . . .   10

Net Investment Factor . . . . . . . . . . . . . . . . . . . . .   11

One-Time Reinstatement Privilege. . . . . . . . . . . . . . . .   15

Ownership Provisions. . . . . . . . . . . . . . . . . . . . . .    8

Payment of Benefits . . . . . . . . . . . . . . . . . . . . . .   18

Premium Taxes . . . . . . . . . . . . . . . . . . . . . . . . .    7

Purchase Payments . . . . . . . . . . . . . . . . . . . . . . .    7

Schedule Page . . . . . . . . . . . . . . . . . . . . . . . . .    3

Separate Account. . . . . . . . . . . . . . . . . . . . . . . .   10

Surrenders  . . . . . . . . . . . . . . . . . . . . . . . . . .   13

  Full Surrender  . . . . . . . . . . . . . . . . . . . . . . .   13

  Partial Withdrawals . . . . . . . . . . . . . . . . . . . . .   13

  Surrender Charge  . . . . . . . . . . . . . . . . . . . . . .   14

  Surrender Charge Exceptions . . . . . . . . . . . . . . . . .   14

  Ten Percent Free Withdrawal Privilege . . . . . . . . . . . .   15

Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

Variable Annuity Payments . . . . . . . . . . . . . . . . . . .   19

95020--39

                                                                  PENNSYLVANIA

                         (4) Upon the death of the Annuitant at any age during
                             the   Accumulation   Period   if  no   Contingent
                             Annuitant survives;

                         (5) Upon the  death of the  Owner of a  Non-Qualified
                             Contract, unless the Contract is being continued under the special rule for a surviving spouse as defined under Internal Revenue Code Section
                             (72)(s);

                         (6) Upon selection of an annuity  payment option over
                             a period of at least 10 years;

                         (7) Upon selection of an annuity payment option based
                             on life contingencies if life expectancy is at least 10 years.

10% Free Withdrawal      The  Surrender  Charge does not apply to that portion
Privilege                of  each  withdrawal  or a  total  surrender  in  any
                         Contract Year that does not exceed:

                         (1) Ten  Percent  (10%)  of the  amount  of  Purchase
                             Payments not previously withdrawn that have been credited to this Contract for at least one year, but not more than 7 years; less

                         (2) The  amount  of  any  previous  withdrawals  made
                             during such Contract Year.

                         For withdrawals under a systematic withdrawal plan, Purchase Payments credited for 30 days or more are eligible for the 10% Free Withdrawal Privilege.

                         If multiple withdrawals are made during a Contract Year, the amount eligible for the free withdrawal will be recalculated at the time of each Partial
                         Withdrawal. After the first Contract Year, non-automatic and automatic withdrawals may be made in the same Contract Year subject to the 10% limitation.

                         A free withdrawal pursuant to any of the foregoing Surrender Charge Exceptions is not deemed a withdrawal of Purchase Payments except for purposes of computing the 10% free withdrawal privilege.

                                 CONTRACT FEE

Manner of                An annual  Contract Fee not to exceed  $30.00 will be
Deducting                deducted  at the end of each  Contract  Year prior to
                         the Annuity Commencement Date. Unless paid directly, the fee will be allocated among the Guarantee Periods and Divisions in proportion to the Owner's Account
                         Value in each. The entire fee for the year will be deducted from the proceeds of any full surrender of this Contract.

                       ONE-TIME REINSTATEMENT PRIVILEGE

Reinstatement of         If the Owner has made a full surrender of the Owner's
Account Value            Account Value,  the Owner may reinstate the Contract,
                         if we receive the Written reinstatement request, together with a return of the net surrender

95020--39

                            AMERICAN GENERAL LIFE               SOUTH CAROLINA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

CANCELLATION RIGHT. You may return this contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this contract within the 10 day period, we will refund all purchase payments received by the Company.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                          Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--A

                                                                SOUTH CAROLINA

                         When required by law, we will obtain your approval of
                         changes   and  we  will   gain   approval   from  any
                         appropriate regulatory authority.

Changing the Terms       Any change in your  Contract  must be approved by one
of Your Contract         of our  officers.  No agent has the authority to make
                         any changes or waive any of the terms of your Contract.

Termination              This Contract will remain in force until  surrendered
                         for its full value, or all annuity payments have been made, or the death proceeds have been paid, except as follows:

                         Upon 60 days notice to the Owner, we may cancel this contract prior to the time the annuity becomes payable if:

                         (1) No  considerations  have been received  under the
                             contract for a period of two full years; and

                         (2) The paid-up  annuity benefit at maturity would be
                             less than $20.00 monthly.

                              PURCHASE PAYMENTS

Minimum Payments         The minimum amounts  acceptable as Purchase  Payments
                         are shown on Page 3. We reserve the right to modify these minimums or to refuse a Purchase Payment for any reason.

Allocation of
Purchase Payments

                         The initial allocation for Net Purchase Payments is shown on Page 3 of this Contract and will remain in effect until changed by Written notice. The percentage allocation for future Net Purchase Payments may be changed at any time by Written notice.

                         Changes in the allocation will be effective on the date we receive the Owner's notice. The allocation may be 100% to any available Division or Guarantee Period, or may be divided among these options in whole percentage points totaling 100%.

                         The initial Purchase Payment will be credited to the Owner's Account not more than two Valuation Periods after we receive it, together with all other required documentation, in good order at the office designated by the Company for the processing of initial Purchase Payments. Subsequent Purchase Payments will be credited as of the end of the Valuation Period in which they are so received. We reserve the right to limit the total number of Fixed Account Guarantee Periods and Separate Account Divisions that may be chosen during the life of the Contract.

Premium Taxes            When  applicable,  we will  deduct an amount to cover
                         premium taxes. Such deduction will be made:

                         (1) From Purchase Payment(s) when received; or

                         (2) From  the  Account  Value  at  the  time  annuity
                             payments are to commence; or

                         (3) From the amount of any partial withdrawal; or

                         (4) From  proceeds  payable upon  termination  of the
                             Contract for any other reason, including death of the Annuitant or Owner, or surrender of the Contract.

95020--41

                                                                         TEXAS

                         When required by law, we will obtain your approval of
                         changes   and  we  will   gain   approval   from  any
                         appropriate regulatory authority.

Changing the Terms       Any change in your  Contract  must be approved by one
of Your Contract         of our  officers.  No agent has the authority to make
                         any changes or waive any of the terms of your Contract.

Termination              This Contract will remain in force until  surrendered
                         for its full value, or all annuity payments have been made, or the death proceeds have been paid, except as follows:

                         Upon 60 days notice to the Owner, we may cancel this contract prior to the time the annuity becomes payable if:

                         (1) No  considerations  have been received  under the
                             contract for a period of two full years; and

                         (2) The Owner's Account Value is less than $500.

                              PURCHASE PAYMENTS

Minimum Payments         The minimum amounts  acceptable as Purchase  Payments
                         are shown on Page 3. We reserve the right to modify these minimums or to refuse a Purchase Payment for any reason.

Allocation of            The initial  allocation for Net Purchase  Payments is
Purchase Payments        shown on Page 3 of this  Contract  and will remain in
                         effect   until   changed  by  Written   notice.   The
                         percentage   allocation   for  future  Net   Purchase
                         Payments may be changed at any time by Written notice.

                         Changes in the allocation will be effective on the date we receive the Owner's notice. The allocation may be 100% to any available Division or Guarantee Period, or may be divided among these options in whole percentage points totaling 100%.

                         The initial Purchase Payment will be credited to the Owner's Account not more than two Valuation Periods after we receive it, together with all other required documentation, in good order at the office designated by the Company for the processing of initial Purchase Payments. Subsequent Purchase Payments will be credited as of the end of the Valuation Period in which they are so received. We reserve the right to limit the total number of Fixed Account Guarantee Periods and Separate Account Divisions that may be chosen during the life of the Contract.

Premium Taxes            When  applicable,  we will  deduct an amount to cover
                         premium taxes. Such deduction will be made:

                         (1) From Purchase Payment(s) when received; or

                         (2) From  the  Account  Value  at  the  time  annuity
                             payments are to commence; or

                         (3) From the amount of any partial withdrawal; or

                         (4) From  proceeds  payable upon  termination  of the
                             Contract for any other reason, including death of the Annuitant or Owner, or surrender of the Contract.

95020--44

                                                                         TEXAS

                         Third Option - Joint and Last Survivor Life Annuity - An annuity payable monthly during the joint lifetime of the Annuitant, and a secondary Annuitant, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

                         Fourth Option - Payments for a Designated Period - An amount payable monthly for the number of years selected which may be from 5 to 40 years. If this option is selected on a variable basis, the number of years may not exceed the life expectancy of the Annuitant or other properly-designated Payee.

                         Fifth Option - Payments of a Specific Dollar Amount - The amount due may be paid in equal monthly installments of a designated dollar amount (not less than $125 nor more than $200 per annum per $1,000 of the original amount due) until the remaining balance is less than the amount of one installment. Payments under this option are available on a fixed basis only. To determine the remaining balance at the end of any month, such balance at the end of the previous month is decreased by the amount of any installment paid during the month and the result will be accumulated at an interest rate not less than 3.5% compounded annually. If the remaining balance at any time is less than the amount of one installment, such balance will be paid and will be the final payment under the option.

                         In lieu of monthly payments, payments may be elected on a quarterly, semi-annual or annual basis, in which cases the amount of each annuity payment will be determined on a basis consistent with that described in this Contract for monthly payments.

                         No election of any Annuity Option may be made in the case where a Fixed or Variable Annuity is elected, unless a minimum initial annuity payment of $100 will be provided. No election of any Annuity Option may be made in the case where a combination of a Fixed and a Variable Annuity is elected, unless a minimum initial annuity payment of $50 on each basis will be provided. If the initial annuity payment does not meet the minimum amount required for the Annuity Option elected, the Company will provide a less frequent payment schedule. If the Annuity Value is less than $2,000 or payments on a monthly basis would be less than $20.00, the Company will make a lump-sum payment of the Account Value (less any Surrender Charge, uncollected annual Maintenance Charge and applicable premium tax) as of the date of this determination to the Annuitant or other properly-designated Payee.

                         If the age or sex of the Annuitant has been misstated to us, any amount payable will be that which would have been payable had the misstatement not occurred. We will deduct any overpayment from the next payment or payments due and add any underpayments to the next payment due. Interest at an effective annual rate of 3.5% will be added to any such adjustment.

Annuity Tables           The tables that follow show the dollar  amount of the
                         first monthly payment for each $1,000 applied under the options. Under the First or Second Options, the amount of each payment will depend upon the sex of the Annuitant and the Annuitant's adjusted age at the time the

95020--44

                            AMERICAN GENERAL LIFE                         UTAH
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

CANCELLATION RIGHT. You may return this contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this contract within the 10 day period, we will refund all purchase payments received by the Company.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                          Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--A

                            AMERICAN GENERAL LIFE                WEST VIRGINIA
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

CANCELLATION RIGHT. You may return this contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this contract within the 10 day period, we will refund all purchase payments received by the Company.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [Amercian General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation


                          Home Office: Houston, Texas

2727-A Allen Parkway   P.O. Box 1401   Houston, TX 77251-1401   (713) 831-3505

95020--A